Exhibit 99.1

            Dayton Superior Reports Second Quarter Results


    DAYTON, Ohio--(BUSINESS WIRE)--Aug. 16, 2005--Dayton Superior Corporation reported today that sales for the second quarter of 2005 totaled $117.7 million, a 2.2% increase from the second quarter 2004 sales of $115.2 million. Product sales were $102.0 million for the second quarter of 2005, an increase of 0.8% from the second quarter of 2004. The increase in sales was due to price increases initiated in the second half of 2004, partially offset by a unit volume decline. Rental revenue of $12.0 million in the second quarter of 2005 increased from $9.9 million in second quarter of 2004. The increase resulted from better positioning of our fleet throughout the quarter and an improving rental market in the latter part of the second quarter. Used rental equipment sales decreased to $3.7 million for the second quarter of 2005 from $4.1 million for the second quarter of 2004, as we prefer to rent rather than sell rental equipment.
    Gross profit on product sales for the second quarter of 2005 was $24.1 million, or 23.7% of sales, a decrease from the $26.5 million, or 26.2% of sales, in the second quarter of 2004. The decline was primarily due to higher steel and freight costs. Rental gross profit for the second quarter of 2005 was $2.7 million, an increase of $0.2 million over the second quarter of 2004. Depreciation on rental equipment for the second quarter of 2005 was $5.5 million, an increase from $4.5 million in the first quarter of 2004. Rental gross profit before depreciation was $8.2 million, or 68.5% of revenue, an increase of $1.2 million from $7.0 million, or 70.4% of revenue. The increase in gross profit from rental revenue was a result of the increased rental revenue discussed above. Gross profit on the sales of used rental equipment for the second quarter of 2005 was $2.0 million, or 54.1% of sales, compared to $2.4 million, or 59.1% of sales, for the second quarter of 2004. Used gross margin percentages fluctuate based on the mix and age of rental equipment sold.
    Selling, general, and administrative expenses increased to $23.2 million in the recent quarter from $21.9 million for the second quarter of 2004. The increase was primarily due to moving two distribution centers to larger facilities, increased headcount in the sales function and non-recurring recruiter fees paid in the search for a new Chief Executive Officer.
    Interest expense increased slightly to $12.1 million for the second quarter of 2005 from $11.7 million for the second quarter of 2004.
    The Company reported a net loss of $5.6 million for the second quarter of 2005, versus a net loss of $2.7 million for the second quarter of 2004.
    Sales for the six months ended July 1, 2005 totaled $203.5 million, a 0.4% decrease from a year earlier six-month sales of $204.3 million.
    Product sales were $173.1 million for the first six months of 2005, a decrease of 1.9% from the same period of 2004. The decrease in sales was due to a decrease in unit volume due to lower demand in our markets from adverse weather in the first quarter and beginning of the second quarter and exceptionally strong demand in the first half of 2004 as customers were buying ahead of our sales price increases and concerns over the availability of steel-based products. Sales price increases initiated in 2004 offset most of the unit volume decline. Rental revenue of $22.1 million in the first six months of 2005 increased from $19.3 million in the first six months of 2004 due to better positioning of our fleet throughout the first half and an improving rental market in the latter part of the second quarter. Used rental equipment sales decreased slightly to $8.3 million for the first six months of 2005 from $8.5 million for the first six months of 2004.
    Gross profit on product sales for the first six months of 2005 was $40.1 million, or 23.2% of sales, a decrease from $43.0, or 24.3% of sales, in the first six months of 2004. The decline was primarily due to the decline in sales and higher steel and freight costs. Rental gross profit for the first half of 2005 was $4.4 million, an increase of $0.6 million over the first half of 2004. Depreciation on rental equipment for the first six months of 2005 was $10.7 million, an increase from $9.4 million in the first six months of 2004. Gross profit before depreciation was $15.0 million, or 67.8% of revenue, an increase of $1.8 million from $13.2 million, or 68.2% of revenue. This increase was a result of the increased rental revenue discussed above. Gross profit on the sales of used rental equipment for the first six months of 2005 was $5.3 million for the first six months of both 2005 and 2004.
    Selling, general, and administrative expenses increased to $46.3 million in the recent six months from $44.5 million for the first six months of 2004. The increase was mainly due to severance expenses of $1.0 million related to the termination of employment of our former President and Chief Executive Officer, moving two distribution centers to larger facilities, increased headcount in the sales function and non-recurring recruiter fees paid in the search for a new Chief Executive Officer.
    Interest expense increased to $24.2 million for the first six months of 2005 from $23.6 million for the first six months of 2004. This increase was primarily due to average borrowings and higher interest rates compared to the first half of 2004.
    The Company reported a net loss of $20.3 million for the first six months of 2005, versus a net loss of $18.5 million for the first six months of 2004.
    Edward J. Puisis, Dayton Superior's Chief Financial Officer said, "We saw a slight improvement in revenues in the second quarter of 2005 versus 2004, but are still disappointed that the market did not improve until mid-second quarter. We are pleased with the growth in rental revenues. We are optimistic about the market and expect our operating income for the second half and full year of 2005 to be an improvement over the comparable periods of 2004."
    The Company has scheduled a conference call at 11:00 a.m. ET, Wednesday, August 17, 2005 to discuss the second quarter results. The conference call can be accessed by dialing 1-866-837-9786. A replay of the call will be available from 4:00 p.m. ET on Wednesday, August 17, 2005 through 11:59 p.m. on Wednesday, August 24 by calling 1-888-266-2081 entering reservation #751534.
    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. The company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; cost increases in raw materials and operating costs; and favorable market response to sales price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current Reports on Form 8-K filed with the Securities and Exchange Commission.


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                          July 1, 2005   July 2, 2004

Product sales                             $  101,997    $  101,170
Rental revenue                                12,015         9,914
Used rental equipment sales                    3,692         4,122
                                          ------------  -----------
  Net Sales                                  117,704       115,206
                                          ------------  -----------

Product cost of sales                         77,863        74,672
Rental cost of sales                           9,294         7,399
Used rental equipment cost of sales            1,695         1,686
                                          ------------  -----------
    Cost of Sales                             88,852        83,757
                                          ------------  -----------

Product gross profit                          24,134        26,498
Rental gross profit                            2,721         2,515
Used rental equipment gross profit             1,997         2,436
                                          ------------  -----------
    Gross Profit                              28,852        31,449

Rental gross profit without depreciation       8,236         6,979

Product gross profit %                          23.7%         26.2%
Rental gross profit %                           22.6%         25.4%
Used rental equipment gross profit %            54.1%         59.1%
    Gross Profit %                              24.5%         27.3%

Rental gross profit % without
 depreciation                                   68.5%         70.4%

Selling, General & Administrative             23,243        21,871
Selling, General & Administrative %             19.8%         19.0%
Facility Closing and Severance Expenses           81           492
(Gain) Loss on Disposals of Property,
 Plant, and Equipment                         (1,147)           19
Amortization of Intangibles                      164           307
                                          ------------  -----------
Operating Income                               6,511         8,760
Operating Income %                               5.5%          7.6%

Interest Expense, net                         12,093        11,691
Loss on Early Extinguishment of Long-term
 Debt                                              -             -
Other  (Income) Expense                           16          (250)
                                          ------------  -----------
Loss Before Income Taxes                      (5,598)       (2,681)
Pretax Margin                                  (4.8%)        (2.3%)

Benefit for Income Taxes                           -             -
                                          ------------  -----------
Net Loss                                  $   (5,598)   $   (2,681)
                                          ============  ===========

Rental Depreciation                       $    5,515    $    4,464
Other Depreciation and Amortization            2,330         2,473
                                          ------------  -----------
Total Depreciation and Amortization       $    7,845    $    6,937
                                          ============  ===========


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                      For the fiscal six months ended:
                                         July 1, 2005  July 2, 2004

Product sales                             $  173,086    $  176,461
Rental revenue                                22,145        19,343
Used rental equipment sales                    8,255         8,519
                                          ------------  -----------
  Net Sales                                  203,486       204,323
                                          ------------  -----------

Product cost of sales                        133,012       133,506
Rental cost of sales                          17,795        15,548
Used rental equipment cost of sales            2,918         3,213
                                          ------------  -----------
    Cost of Sales                            153,725       152,267
                                          ------------  -----------
Product gross profit                          40,074        42,955
Rental gross profit                            4,350         3,795
Used rental equipment gross profit             5,337         5,306
                                          ------------  -----------
    Gross Profit                              49,761        52,056

Rental gross profit without depreciation      15,011        13,195

Product gross profit %                          23.2%         24.3%
Rental gross profit %                           19.6%         19.6%
Used rental equipment gross profit %            64.7%         62.3%
    Gross Profit %                              24.5%         25.5%

Rental gross profit % without
 depreciation                                   67.8%         68.2%

Selling, General & Administrative             46,257        44,537
Selling, General & Administrative %             22.7%         21.8%
Facility Closing and Severance Expenses          331           964
(Gain) Loss on Disposals of Property,
 Plant, and Equipment                         (1,086)           78
Amortization of Intangibles                      306           555
                                          ------------  -----------
Operating Income                               3,953         5,922
Operating Income %                               1.9%          2.9%

Interest Expense, net                         24,234        23,584
Loss on Early Extinguishment of Long-term
 Debt                                              -           842
Other  Expense                                     5            45
                                          ------------  -----------
Loss Before Income Taxes                     (20,286)      (18,549)
Pretax Margin                                 (10.0%)        (9.1%)

Benefit for Income Taxes                           -            -
                                          ------------  -----------
Net Loss                                  $  (20,286)   $  (18,549)
                                          ============  ===========

Rental Depreciation                       $   10,661    $    9,400
Other Depreciation and Amortization            4,635         4,645
                                          ------------  -----------
Total Depreciation and Amortization       $   15,296    $   14,045
                                          ============  ===========


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                 As of:
                                     July 1, 2005    December 31, 2004
Summary Balance Sheet:
Cash                                   $      -         $  4,504
Accounts Receivable, Net                 78,372           68,031
Inventories                              64,352           59,389
Other Current Assets                     12,626           14,222
                                       ---------        ---------
Total Current Assets                    155,350          146,146

Rental Equipment, Net                    68,928           69,662
Property & Equipment, Net                52,812           59,458
Goodwill & Other Assets                 115,590          118,872
                                       ---------        ---------
Total Assets                           $392,680         $394,138
                                       =========        =========

Current Portion of Long-Term Debt      $  2,439         $  2,455
Accounts Payable                         25,064           21,086
Other Current Liabilities                29,884           27,322
                                       ---------        ---------
Total Current Liabilities                57,387           50,863

Revolving Credit Facility                67,475           58,800
Other Long-Term Debt                    317,423          316,389
Other Long-Term Liabilities              26,368           23,616
Shareholders' Deficit                   (75,973)         (55,530)
                                       ---------        ---------
Total Liabilities &
  Shareholders' Deficit                $392,680         $394,138
                                       =========        =========


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                             For the six months ended:
                                            July 1, 2005  July 2, 2004

Net Loss                                     $  (20,286)   $  (18,549)
Non-Cash Adjustments to Net Loss                 11,299        12,382
Changes in Assets and Liabilities                (8,245)      (24,026)
                                             ------------  -----------
Net Cash Used in Operating Activities           (17,232)      (30,193)
                                             ------------  -----------

Property, Plant and Equipment
   Additions, Net                                (2,073)       (2,195)
Rental Equipment Additions, Net                  (4,590)          376
Acquisition                                           -          (245)
                                             ------------  -----------
Net Cash Provided By (used in)
    Investing Activities                         (6,663)       (2,064)
                                             ------------  -----------

Borrowings Under Revolving Credit Facility,
 Net                                              8,675        33,575
Repayments of Long-Term Debt                       (757)         (836)
Financing Costs Incurred                             (3)       (2,301)
Proceeds From Sale-Leaseback                     11,636             -
Purchase of Treasury Shares                        (325)            -
Changes in Loans to Shareholders                    350           (19)
Issuance of Common Shares                            13            73
                                             ------------  -----------
Net Cash Provided By Financing Activities        19,589        30,492
                                             ------------  -----------

Other, Net                                         (198)         (230)
                                             ------------  -----------
Net Decrease in Cash                         $   (4,504)   $   (1,995)
                                             ============  ===========



    CONTACT: Dayton Superior Corporation, Dayton
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115